Report of Independent Public Accountants

To the Board of Directors and Shareowners of NAIC Growth Fund, Inc.

We have audited the accompanying statement of assets and liabilities of NAIC Growth Fund, Inc., including the portfolio of investments, as of December 31, 2004 and the related statement of operations for the year then ended, and the statement of changes in net assets and financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the reponsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The financial highlights of NAIC Growth Fund, Inc. for each of the three years in the period ended December 31, 2001 were audited by other auditors who have ceased operations and whose most recent report dated January 4, 2002 expressed an unqualified opinion on the financial statements containing those financial highlights.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2004 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of NAIC Growth Fund, Inc. as of December 31, 2004, the results of its operations for the year then ended, and the statement of changes in net assets and financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.


						Plante & Moran, PLLC

January 11, 2005